Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-84776 on Form N-1A of our reports dated January 12, 2024 relating to the financial statements and financial highlights of Fidelity Advisor Growth & Income Fund, Fidelity Advisor Equity Value Fund, Fidelity Advisor Stock Selector Mid Cap Fund, and Fidelity Advisor Value Strategies Fund,  our reports dated January 16, 2024, relating to the financial statements and financial highlights of Fidelity Advisor Equity Income Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Equity Growth Fund, and Fidelity Advisor Series Growth Opportunities Fund, and our report dated January 16, 2024, relating to the consolidated financial statements and consolidated financial highlights of Fidelity Advisor Growth Opportunities Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm”  or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 19, 2024